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EXHIBIT 23.2

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 4, 2001 relating to the financial statements which appear in Fred's, Inc. Annual Report on Form 10-K for the year ended February 3, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PriceWaterhouseCoopers, LLP
Memphis, Tennessee
September 10, 2001

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Consent of Independent Accountants